Exhibit 10.3

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”), is entered into on March 11, 2015, between Levy Acquisition Corp., a Delaware corporation (the “Company”), Lime Partners, LLC, a Delaware limited liability company (“Lime Partners”) and Belfer Investment Partners L.P. (“Belfer” and together with Lime Partners, each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, on or about the date hereof, (i) certain parties plan to enter into a Stock Purchase Agreement (“Stock Purchase Agreement”) by and between Levy Epic Acquisition Company, LLC, a Delaware limited liability company (“Levy Newco”), Levy Epic Acquisition Company II, LLC, a Delaware limited liability company (“Levy Newco II”), Del Taco Holdings, Inc., a Delaware corporation (“DTH”) and the stockholders of DTH identified therein and (ii) the Company plans to enter into an Agreement and Plan of Merger (“Merger Agreement”) by and between the Company, Levy Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”) and DTH;

WHEREAS, pursuant to the closing of the transactions contemplated by the Stock Purchase Agreement, Levy Newco and Levy Newco II shall acquire shares of common stock of DTH (the “DTH Stock”);

WHEREAS, upon the closing of the transactions contemplated by the Merger Agreement (the “Merger Closing”), Merger Sub will be merged with and into DTH (the “Merger”);

WHEREAS, as a part of the Merger, Levy Newco and Levy Newco II shall receive shares of common stock in the Company (“LAC Common Stock”) in exchange for their shares of DTH Stock;

WHEREAS, immediately following the Merger Closing, each of Levy Newco and Levy Newco II shall be dissolved and the respective members (the “Step One Purchasers”) of each entity will receive LAC Common Stock previously held by each of Levy Newco and Levy Newco II in connection therewith; and

WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain agreements with respect to the sale and purchase of shares of LAC Common Stock, upon the Merger Closing.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Purchase and Sale of LAC Common Stock.

(a)               Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, effective at the Merger Closing:

(i)                 Each Purchaser hereby agrees to purchase from the Company and the Company hereby agrees to issue and sell to the Purchasers the amount of shares of LAC Common Stock set forth on Schedule A hereto with respect to each Purchaser (collectively, the “Purchased Shares”), for an aggregate purchase price of Ten Million dollars ($10,000,000) (the “Purchase Price”), the relevant portions of which shall be paid by each of the Purchasers in the amounts set forth opposite such Purchaser’s name on Schedule A hereto.

(b)               Procedures. Upon the terms and subject to the conditions set forth in this Agreement:

(i)                 Payment of Purchase Price. Purchasers shall pay or cause to be paid on the date hereof, their respective portions of the full amount of the Purchase Price, by wire transfer of immediately available funds, to one or more accounts designated by Wells Fargo Bank, National Association, as escrow agent under and as provided for in the Escrow Agreement executed by Purchasers and the Company on the date hereof (the “Escrow Agreement”).

(ii)               Certificates. At the Merger Closing, the Company shall deliver to Purchasers a certificate or certificates representing all of the Purchased Shares to be issued and sold by the Company hereunder.

(iii)             Further Assurances. At the Merger Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the purchase and sale of the Purchased Shares as contemplated by this Agreement.

(iv)             Legends. Each certificate evidencing the Purchased Shares and delivered to Purchasers in accordance herewith shall be stamped or otherwise imprinted with legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND VOTING AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF, AS AMENDED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c)                Stockholders’ Agreement. As of the date hereof, but effective as of the Merger Closing, the Company, Purchasers and certain other stockholders shall enter into the stockholders’ agreement approved in form by Levy Newco and Levy Newco II and applicable to the LAC Common Stock for the period following Merger Closing (the “Stockholders’ Agreement”) that provides, at a minimum, for the following: (A) “piggyback” registration rights for Purchasers and the Purchased Shares that are pari passu with the most favorable rights applicable to any Step One Purchaser and (B) transfer restrictions applicable to Purchasers that are pari passu with the least restrictive provisions applicable to any Step One Purchaser, including each of the Purchasers.

2.                  Representations and Warranties.

(a)               Representations and Warranties of Purchasers. Each of the Purchasers represents and warrants to the Company, as follows:

(i)                 Organization and Good Standing. Such Purchaser is duly organized, validly existing, and in good standing in its state of organization.

(ii)               Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity. Such Purchaser has full entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Such Purchaser has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Purchaser.

(iii)             Investment Representations.

(1)               Such Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933 (the “Securities Act”).

(2)               Purchaser is a “qualified purchaser” with the meaning of Section 2(a)(51)(A) of the Investment Company Act of 1940 (the “Investment Company Act”) by virtue of the fact (A) if it is a company, partnership, trust or other entity that, but for the exception provided in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, would be an investment company and was in existence prior to April 30, 1996, all of the pre-April 30, 1996 beneficial owners of the outstanding securities of such Purchaser have consented for the Investor to be treated as a “qualified purchaser, and (B) that it is:

a.                   A natural person who owns individually or jointly with his or her spouse not less than $5,000,000 in “Investments” (as defined in Rule 2a51-1(b) under the Investment Company Act;

b.                  A “family company” (i.e., any entity of any kind, including a trust) that owns not less than $5,000,000 in Investments and that is exclusively owned directly or indirectly by or for (or, in the case of a trust, the beneficiaries of which are) 2 or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth, adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons;

c.                   A trust not covered by Section 2(a)(iii)(2)(b) above that was not formed for the purpose of acquiring interests in the Company, and as to which its trustee or other person authorized to make its decisions, and each settlor or other person who has contributed assets it, is a person described in Sections 2(a)(iii)(2)(a) or 2(a)(iii)(2)(b) above or Section 2(a)(iii)(2)(d) below;

d.                  Either (x) a person (i.e., either a natural person or an entity) acting for its own account, or for the accounts of other qualified purchasers, that in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in Investments or (y) a qualified institutional buyer (as defined in paragraph (a) of Rule 144A promulgated under the Securities Act) meeting the requirements of Rule 2a51-1(g) under the Investment Company Act; or

e.                   A company all of the securities of which are beneficially owned by “qualified purchasers” as described in clauses Sections 2(a)(iii)(2)(a), 2(a)(iii)(2)(b), 2(a)(iii)(2)(c) or 2(a)(iii)(2)(d) above.

(3)               Such Purchaser has received, has thoroughly read, is familiar with and understands the contents of this Agreement.

(4)               Such Purchaser hereby acknowledges that an investment in its portion of the Purchased Shares involves certain significant risks. Such Purchaser acknowledges that there is a substantial risk that it will lose all or a portion of its investment and that it is financially capable of bearing the risk of such investment for an indefinite period of time. Such Purchaser has no need for liquidity in its investment in its portion of the Purchased Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such Purchaser’s present financial condition is such that such Purchaser is under no present or contemplated future need to dispose of any portion of the Purchased Shares purchased hereby to satisfy any existing or contemplated undertaking, need or indebtedness.

(5)               Such Purchaser acknowledges that the Purchased Shares have not been registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of such Purchaser’s representations and warranties set forth herein. Such Purchaser acknowledges and hereby agrees that its portion of the Purchased Shares will not be transferable under any circumstances unless such Purchased Shares are registered in accordance with federal and state securities laws or there exists and such Purchaser complies with an available exemption under such laws. Accordingly, such Purchaser hereby acknowledges that there can be no assurance that it will be able to liquidate its investment in the Company.

(6)               There are substantial risk factors pertaining to an investment in the Company. Such Purchaser acknowledges that it has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Company is an entity with limited operating history and financial resources; and such Purchaser is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

(7)               Such Purchaser has been given the opportunity to (i) ask questions of and receive answers from the Company and its designated representatives concerning the terms and conditions of the purchase of its portion of the Purchased Shares, the Company and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist such Purchaser in evaluating the advisability of the purchase of its portion of the Purchased Shares and an investment in the Company. Such Purchaser further represents and warrants that, prior to signing this Agreement, it has asked such questions, received such answers and obtained such information as it has deemed necessary or advisable to evaluate the merits and risks of the purchase of its portion of the Purchased Shares and an investment in the Company. Such Purchaser is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(8)               Such Purchaser understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Company.

(9)               Such Purchaser acknowledges that neither the Company, nor any of its officers, directors, employees, agents or affiliates has made any representation or warranty, express or implied, regarding the Company, the Purchased Shares or otherwise, other than the representations and warranties set forth herein.

(10)           Such Purchaser acknowledges its obligations under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the treatment of non-public information relating to the Company.

(b)               Representations and Warranties of the Company. The Company represents and warrants to Purchasers as follows:

(i)                 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)               Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company.

(iii)             No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company of any of the transactions contemplated hereby, will: (A) with or without notice or lapse of time or both, constitute, create or result in a breach or violation of, default under, loss of benefit or right under, termination, cancellation, suspension or modification of, or acceleration of performance of any obligation required under any (I) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority (“Law”) enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (each a, “Governmental Authority”), (II) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority or arbitrator (collectively, “Order”), (III) contract or agreement, (IV) permit, license, certificate, waiver, filing, notice or authorization (collectively, “Permit”) to which the Company is a party or by which it is bound or any of its assets are subject, or (V) any provision of the Company’s organizational documents as in effect at the Merger Closing, (B) result in the imposition of any lien, claim or encumbrance upon any assets owned by the Company; (C) require any consent, approval, notification, waiver, or other similar action under any contract or agreement or organizational document to which the Company is a party or by which it is bound; or (D) require any Permit under any Law or Order other than required filings, if any, with the Commission; or E) trigger any rights of first refusal, preemptive or preferential purchase or similar rights with respect to any of the Purchased Shares.

(iv)             Authorization of the Shares. The Purchased Shares have been duly authorized and, when issued in accordance with this Agreement, the Purchased Shares will be duly and validly issued, fully paid and non-assessable and will be free and clear of all liens, claims or encumbrances, other than (i) transfer restrictions hereunder, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchasers.

3.                  Conditions to Close.

(a)               Closing Conditions. The obligation of Purchasers to purchase shares of LAC Common Stock under this Agreement shall be subject to the fulfillment, at or prior to the Merger Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by either Purchaser:

(i)                 the Merger Closing shall have occurred concurrently with the purchase of the Purchased Shares;

(ii)               all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Merger Closing, and consummation of the Merger Closing shall constitute a reaffirmation by the Company that all the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Merger Closing;

(iii)             no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby;

(iv)             the Company shall have delivered the Purchased Shares to Purchasers; and

(v)               Each Purchaser shall have consummated its investment in Levy Epic Acquisition Company II, LLC and the transactions contemplated by the Stock Purchase Agreement shall have been consummated.

4.                  Termination and Transferability.

(a)               Termination.

(i)                 This Agreement shall terminate at any time prior to the Merger Closing: (A) by mutual written consent of the Company and Purchasers; or (B) automatically upon any termination of the Stock Purchase Agreement or the Merger Agreement prior to the Merger Closing. This Agreement shall also terminate if any of the closing conditions set forth in Section 3 of this Agreement are not satisfied at the Merger Closing and, as a result thereof, the transactions contemplated by this Agreement are not consummated at the Merger Closing. The Company shall promptly notify Purchasers of the termination of the Stock Purchase Agreement or the Merger Agreement promptly after the termination of either such agreement.

(ii)               In the event of any termination of this Agreement pursuant to this Section 4, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Purchasers or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 4 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Further upon such termination, the Company agrees to return, cause the return, or allow for the return of all funds provided by Purchasers in advance of the Merger Closing in accordance with the Escrow Agreement.

(b)               Transferability. Each Purchaser acknowledges and agrees that the Purchased Shares are subject to restrictions on transferability as set forth in the Stockholders’ Agreement and that the Purchased Shares may not be transferred or otherwise disposed of except in accordance with the terms of the Stockholders’ Agreement.

5.                  Miscellaneous.

(a)               Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Merger Closing.

(b)               Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(c)                Successors. Except as set forth in Section 5(d) below, all of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

(d)               Third Party Beneficiaries. Nothing in this letter shall create or be deemed to create any third party beneficiary rights in any person or entity not a party hereto; provided that DTH shall be an intended third party beneficiary of this Agreement entitled to enforce its provisions directly.

(e)                Assignments. Except as otherwise provided herein, neither Purchaser may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Company. Any purported assignment in violation of this Section 5(e) shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

(f)                Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(g)               Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(h)               Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(i)                 Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(j)                 Amendments. This Agreement and the Escrow Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto and DTH.

(k)               Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(l)                 Expenses. Each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(m)             Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(n)               Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(o)               Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements or, unless and until the Merger is publicly announced, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement; provided, however, that each Purchaser may disclose the existence and terms of this Agreement to its directors, officers, employees, members, agents, investors and potential investors who have a need to know such information and are advised of the obligations of this Section 5(o).

(p)               Trust Account Waiver. Each Purchaser acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets (a “Business Combination”). Each Purchaser further acknowledges that, as described in the Company’s prospectus dated November 13, 2013 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, certain of its public stockholders and the underwriters of the Company’s initial public offering. As described in the Prospectus, except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations, the cash in the Trust Account may be disbursed only (i) to the Company in limited amounts from time to time in order to permit the Company to pay its operating expenses; (ii) if the Company completes the transactions which constitute a Business Combination, as defined in the Prospectus, then to those persons and in such amounts as described in the Prospectus; and (iii) if the Company fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the trust agreement governing the Trust Account, to the Company in limited amounts to permit the Company to pay the costs and expenses of its liquidation and dissolution, and then to the Company’s public stockholders (as such term is defined in the agreement governing the Trust Account). For and in consideration of the Company entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each Purchaser, on behalf of itself and its directors, officers, affiliates and stockholders, hereby irrevocable waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with the Company.

(q)               Voting. Each Purchaser agrees (i) to vote any public shares of the Company’s common stock that it may acquire prior to the consummation of the Merger in favor of the Merger and (ii) not to seek redemption of such shares in connection with the Merger.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

LEVY ACQUISITION CORP.

By:	/s/ Steven C. Florsheim
Name: Steven C. Florsheim
Title: Executive Vice President

PURCHASERS:

BELFER INVESTMENT PARTNERS L.p.

By:	/s/ Laurence D. Belfer
Name: Laurence D. Belfer
Title: Manager of the GP

LIME PARTNERS, LLC

By:	/s/ Eileen Aptman
Name: Eileen Aptman
Title: Manager

[Signature Page to Common Stock Purchase Agreement]

†The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.